                                                                     Exhibit 4.4

                        MORTGAGE LOAN TRANSFER AGREEMENT


                                  by and among


                       ADVANTA MORTGAGE RECEIVABLES, INC.
                           ADVANTA MORTGAGE CORP. USA,
                         ADVANTA MORTGAGE CORP. MIDWEST
                             ADVANTA NATIONAL BANK,
                               ADVANTA BANK CORP.,
                                 as Originators


                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                   as Trustee


                                       and


                       ADVANTA CONDUIT RECEIVABLES, INC.,
                                   as Sponsor



                           Dated as of August 1, 2000

                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
SECTION 1   Definitions....................................................     1

SECTION 2   Interest Calculations..........................................     3

SECTION 3   Transfers of Mortgage Loans....................................     3

SECTION 4   Representations, Warranties and Covenants Regarding the
            Originators and the Sponsor ...................................     3

SECTION 5   Representations and Warranties of the Originators Regarding the
            Mortgage Loans ................................................     7

SECTION 6   Authorized Representatives.....................................    13

SECTION 7   Notices........................................................    13

SECTION 8   Governing Law..................................................    13

SECTION 9   Assignment.....................................................    13

SECTION 10  Counterparts...................................................    14

SECTION 11  Amendment......................................................    14

SECTION 12  Severability of Provisions.....................................    14

SECTION 13  No Agency; No Partnership or Joint Venture.....................    14

SECTION 14  Further Assurances.............................................    14

SECTION 15  The Certificate Insurer........................................    14

SECTION 16  Maintenance of Records.........................................    14



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         THIS MORTGAGE LOAN TRANSFER AGREEMENT, dated as of August 1, 2000, among Advanta Mortgage Receivables, Inc., Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midwest, Advanta National Bank, and Advanta Bank Corp, each as a seller (each, an "Originator" and collectively, the "Originators"), Bankers Trust Company of California, N.A., as trustee (the "Trustee") and Advanta Conduit Receivables, Inc., as sponsor (the "Sponsor");

                              W I T N E S S E T H:

                  WHEREAS, each Originator is an originator or purchaser of mortgage loans, and all of the Mortgage Loans (as defined herein) were originated or purchased by the Originators;

                  WHEREAS, the Mortgage Loans are currently owned by the Originators;

                  WHEREAS, the Originators and the Sponsor expect to cause the Mortgage Loans owned by the Originators to be conveyed to the Sponsor and then to the Trust in connection with a securitization transaction sponsored by the Sponsor; and

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

                  SECTION 1 Definitions. Whenever used in this Agreement or in the Conveyance Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1; provided, however, that any capitalized terms used herein or in the Conveyance Agreement and not defined herein shall have their respective meanings as set forth in the Pooling and Servicing Agreement (as defined below).

                  Agreement: This Mortgage Loan Transfer Agreement, as it may be amended from time to time, including the exhibits and supplements hereto.

                  Conveyance Agreement: The conveyance agreement relating to a Mortgage Pool, in substantially the form set forth as Exhibit A hereto.

                  Coupon Rate: The rate of interest borne by each Note.

                  Cut-Off Date: With respect to any Mortgage Pool, the date defined as such in the Conveyance Agreement.

                  Fannie Mae: The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

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                  Freddie Mac: The Federal Home Loan Mortgage Corporation, a
corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

                  First Mortgage Loan: A Mortgage Loan which constitutes a first priority mortgage lien with respect to any Property.

                  Junior Mortgage Loan: A Mortgage Loan which constitutes a junior priority mortgage lien with respect to the related Property.

                  Loan Balance: With respect to each Mortgage Loan, the outstanding principal balance thereof on the Cut-Off Date, less any payments of principal on such Mortgage Loan that was transferred by the Master Servicer or any Sub-Servicer to the Trustee for deposit in the Certificate Account.

                  Master Servicer: Advanta Mortgage Corp. USA, a Delaware corporation, and its permitted successors and assigns.

                  Mortgage File: The documents delivered to the Trustee pursuant to the document delivery provisions of the Pooling and Servicing Agreement pertaining to a particular Mortgage Loan.

                  Mortgage Loans: Each of the mortgage loans subject hereto together with any Qualified Replacement Mortgages substituted therefor in accordance with the Pooling and Servicing Agreement.

                  Mortgage Pool: The group of Mortgage Loans transferred to the Sponsor and/or to the Trust pursuant to the Conveyance Agreement.

                  Note: The note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

                  Offered Certificates: The Class A Certificates issued by the Trust.

                  Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Pooling and Servicing Agreement: The Pooling and Servicing Agreement dated as of August 1, 2000, by and among Advanta Conduit Receivables, Inc. as Sponsor, Advanta Mortgage Corp. USA, as master servicer, and Bankers Trust Company of California, N.A., as trustee.

                  Property: The underlying property securing a Mortgage Loan.

                  Qualified Mortgage: Shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust and the Mortgage Loan.

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                  Trust: Advanta Mortgage Loan Trust 2000-2, the trust created under the Pooling and Servicing Agreement.

                  Trustee: Bankers Trust Company of California, N.A., a national banking association, located on the date of execution of this Agreement at 1761 East St. Andrew Place, Santa Ana, California 92705, not in its individual capacity but solely as trustee, and any successor hereunder.

                  SECTION 2 Interest Calculations. Calculations of interest hereunder, including, without limitation, calculations of interest at the Coupon Rate, which are made in respect of a Mortgage Loan shall be made on a daily basis using any of the following (i) a 360-day year comprised of twelve 30-day months, (ii) a 360-day year and the actual number of days elapsed in the applicable interest period, (iii) a 365-day year and the actual number of days elapsed in the applicable interest period, as specified in the related Note or
(iv) a 365-day year and the actual number of days between payments.

                  SECTION 3 Transfers of Mortgage Loans. On the Startup Date the Originators intend to transfer the Mortgage Loans to the Sponsor pursuant to the Conveyance Agreement in substantially the form of Exhibit A hereto. The Sponsor will then transfer the Mortgage Loans to the Trust pursuant to the Pooling and Servicing Agreement.

                  SECTION 4 Representations, Warranties and Covenants Regarding the Originators and the Sponsor. (a) Each Originator hereby represents and warrants to the Sponsor, the Trustee and their respective successors and assigns that, as of the date hereof:

                  (i) such Originator is a corporation (or, in the case of Advanta National Bank, a national banking association, and, in the case of Advanta Bank Corp., a Utah industrial loan corporation) duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary; each Originator has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted, to enter into and discharge its obligations under this Agreement and the Conveyance Agreement;

                  (ii) the execution and delivery of this Agreement by each Originator and its performance and compliance with the terms of this Agreement and the Conveyance Agreement to which it is a party have been duly authorized by all necessary corporate action on the part of such Originator and will not violate such Originator's Articles of Incorporation, Articles of Association or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which such Originator or its properties is a party or by which such Originator is bound or violate any statute or any order, rule or

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         regulation of any court, governmental agency or body or other tribunal having jurisdiction over such Originator or any of its properties;

                  (iii) this Agreement and the Conveyance Agreement to which such Originator is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of such Originator, enforceable against it in accordance with the terms hereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law);

                  (iv) such Originator is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of such Originator or its properties, or might have consequences that would materially and adversely affect its performance hereunder and under the Conveyance Agreement to which such Originator is a party, or which would draw into question the validity of this Agreement or the Mortgage Loans taken as a whole or of any action taken or to be taken in connection with the obligations of the Originator contemplated herein;

                  (v) no litigation is pending or, to the best of such Originator's knowledge, threatened against such Originator which litigation might have consequences that would prohibit its entering into this Agreement or the Conveyance Agreement to which it is a party or might have consequences that would materially and adversely affect its performance hereunder and under the Conveyance Agreement to which such Originator is a party;

                  (vi) neither this Agreement nor any certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by such Originator contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading;

                  (vii) upon the receipt of each Mortgage File by the Trustee under this Agreement, the Trust will have good and marketable title to such Mortgage Loan and such other items of the Mortgage File free and clear of any lien (other than liens which will be simultaneously released);

                  (viii) neither such Originator nor any affiliate thereof will report on any financial statement any part of the Servicing Fee as an adjustment to the sales price of the Mortgage Loans;

                  (ix) all actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc.,

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         under any state securities laws, real estate syndication or "Blue Sky"
         statutes, as to which such Originator makes no such representation or warranty), that are necessary or advisable in connection with the sale of the Mortgage Loans and the execution and delivery by the Originator of this Agreement and each Conveyance Agreement to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the Conveyance Agreement on the part of such Originator and the performance by such Originator of its obligations under this Agreement and the Conveyance Agreement to which it is a party;

                  (x) the origination practices used by such Originator with respect to the Mortgage Loans have been, (A) in all material respects, legal, proper, prudent and customary in the mortgage loan lending business and (B) in compliance with the Originators' or the Sponsor's underwriting criteria as described in the Prospectus;

                  (xi) the transactions contemplated by this Agreement are in the ordinary course of business of such Originator; the transfer, assignment and conveyance of the Notes and the Mortgages by the Master Servicer pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

                  (xii) such Originator received fair consideration and reasonably equivalent value in exchange for the sale of the interests in the Mortgage Loans;

                  (xiii) such Originator did not sell any interest in any Mortgage Loan with any intent to hinder, delay or defraud any of its respective creditors; and

                  (xiv) such Originator is solvent and will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust.

                  The representations and warranties set forth in this Section 4(a) shall survive the sale and assignment of the Mortgage Loans to the Sponsor.

                  In addition, each Originator hereby covenants to perform the obligations, if any, imposed upon it by the Pooling and Servicing Agreement.

                  (b) The Sponsor hereby represents and warrants to each Originator and the Trustee that, as of the date hereof:

                  (i) the Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all licenses and qualifications necessary to carry on its business as now being conducted and to perform its obligations hereunder; the Sponsor has the power and authority to

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         execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including the Conveyance Agreement and any other instruments of transfer to be delivered pursuant to this Agreement) by the Sponsor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and do not violate the organization documents of the Sponsor, contravene or violate any law, regulation, rule, order, judgement or decree to which the Sponsor or its properties are subject or contravene, violate or result in any breach of any provision of, or constitute a default under, or result in the imposition of any lien on any assets of the Sponsor pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which the Sponsor is a party or which purports to be binding upon Sponsor or any of Sponsor's assets; this Agreement evidences the valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

                  (ii) all actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the execution and delivery by the Sponsor of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Sponsor and the performance by the Sponsor of its obligations under this Agreement; and

                  (iii) there is no action, suit, proceeding or investigation pending or, to the best of the Sponsor's knowledge, threatened against the Sponsor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Sponsor or in any material impairment of the right or ability of the Sponsor to carry on its business substantially as now conducted, or in any material liability on the part of the Sponsor or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Sponsor contemplated herein, or which would be likely to impair the ability of the Sponsor to perform under the terms of this Agreement.

                  The representations and warranties set forth in this Section 4(b) shall survive the sale and assignment of the Mortgage Loans to the Sponsor. Upon discovery of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of any Originator, such Originator shall give prompt

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written notice to the Sponsor. Within 30 days of its receipt of notice of breach, the Sponsor shall cure such breach in all material respects.

                  SECTION 5 Representations and Warranties of the Originators Regarding the Mortgage Loans. (a) Set forth in Section 5(b) below is a list of representations and warranties which will be deemed to have been made by each Originator in connection with the Mortgage Loans originated by such Originator and conveyed by such Originator to the Sponsor. In addition, the Conveyance Agreement may, with respect to the Mortgage Loans in the Mortgage Pool, delete or modify any of such representations and warranties, or may add additional representations and warranties ("Additional Representations and Warranties"). The representations and warranties listed in Section 5(b) below, together with any Additional Representations and Warranties, are the "Representations and Warranties". Reference to the Cut-Off Date is as of the Cut-Off Date set forth in the Conveyance Agreement.

                  (b) With respect to each Mortgage Loan originated by each Originator, such Originator hereby represents, warrants and covenants to the Sponsor and the Trustee, as of the Cut-Off Date, as follows, on which representations, warranties and covenants the Trustee relies in accepting the Mortgage Loans:

                  (i) the information with respect to each Mortgage Loan set forth in the Schedule of Mortgage Loans is true and correct;

                  (ii) all of the original or certified documentation required to be delivered to the Trustee pursuant to the Pooling and Servicing Agreement (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement; each of the documents and instruments specified to be included therein has been duly executed and is in due and proper form, and each such document or instrument is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

                  (iii) each Mortgage Loan being transferred to the Sponsor is a Qualified Mortgage;

                  (iv) each Property is improved by a one-to-four family residential dwelling, condominiums and townhouses, which may include manufactured homes which qualify as eligible for inclusion in a REMIC; provided, however, that no more than 10.0% by aggregate principal balance of the Mortgage Loans as of the Initial Cut-Off Date are leasehold mortgages;

                  (v) no Mortgage Loan had a Combined Loan-to-Value Ratio in excess of 100% at the time of origination;

                  (vi) each Mortgage is either a valid and subsisting first, second or third lien of record on the Property (subject in the case of any Junior Mortgage Loan

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         only to a Senior Lien on such Property) and subject in all cases to the exceptions to title set forth in the Mortgage Loan's title insurance policy, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                  (vii) immediately prior to the transfer and assignment herein contemplated, each Originator held good and indefeasible title to, and was the owner of, each Mortgage Loan originated by such Originator and conveyed by such Originator to the Sponsor; the Mortgage Loan was not subject to liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfer and assignment;

                  (viii) no Mortgage Loans are 30 or more days Delinquent as of the Cut-Off Date, except for any portion of the Mortgage Loans which the Pooling and Servicing Agreement so permits;

                  (ix) to the best knowledge of such Originator, there is no delinquent tax or assessment lien or mechanic's lien on any Property, and each Property is free of substantial damage and is in good repair;

                  (x) to the best knowledge of such Originator, there is no valid and enforceable right of rescission offset, defense or counterclaim to any Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Note or the defense of usury, nor will the operation of any of the terms of the Note or the Mortgage, or the exercise of any right thereunder, render either the Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (xi) to the best knowledge of such Originator, there is no mechanics' lien or claim for work, labor or material affecting any Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph (xiii) below;

                  (xii) each Mortgage Loan at the time it was made complied in all material respects with all applicable state and federal laws and regulations, including, without limitation, the federal
         Truth-in-Lending Act and other


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         consumer protection laws, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws;

                  (xiii) with respect to each Mortgage Loan, a title search or a lender's title insurance policy, issued in standard California Land Title Association form or American Land Title Association form, or other form acceptable in a particular jurisdiction by a title insurance company authorized to transact business in the state in which the related Property is situated, in an amount at least equal to the Original Principal Amount of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first, second or third mortgage lien of record on the Property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph (vi) above, was effective on the date of the origination of such Mortgage Loan, and, as of the Cut-Off Date such policy, if issued, will be valid and thereafter such policy shall continue in full force and effect;

                  (xiv) the improvements upon each Property are covered by a valid and existing hazard insurance policy (which may be a blanket policy of the type described in the Pooling and Servicing Agreement) with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Junior Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the Property;

                  (xv) if the Mortgage Loan at the time of origination relates to a Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy (which may be a blanket or master policy of the type described in the Pooling and Servicing Agreement) in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier is in effect with respect to such Property in an amount representing coverage, and which provides for a recovery by the Master Servicer of insurance proceeds relating to such Mortgage Loan of not less than the least of (A) the outstanding principal balance of the Mortgage Loan,
         (B) the minimum amount required to compensate for damage or loss on a replacement cost basis and (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                  (xvi) each Mortgage and Note, including any Prepayment Penalty, is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents


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         relating to such Mortgage Loan and convey the estate therein purported to be conveyed;

                  (xvii) each Originator has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Master Servicer in any Mortgage Insurance Policy applicable to any Mortgage Loan delivered by such Originator including, to the extent such Mortgage Loan is not covered by a blanket or master policy described in the Pooling and Servicing Agreement, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Master Servicer;

                  (xviii) each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof for the benefit of the applicable Originator, subject to the provisions of
         Section 3.5(b) of the Pooling and Servicing Agreement;

                  (xix) the terms of each Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the owners and which has been delivered to the Trustee; the substance of any such alteration or modification is reflected on the Schedule of Mortgage Loans and has been approved by the primary mortgage guaranty insurer, if any;

                  (xx) the proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder; any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with; all costs, fees and expenses incurred in making or closing or recording such Mortgage Loans were paid;

                  (xxi) except as otherwise required by law or pursuant to the statute under which the related Mortgage Loan was made, the related
         Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

                  (xxii) to the best knowledge of such Originator, no Mortgage Loan was originated under a buydown plan;

                  (xxiii) to the best knowledge of such Originator, no Mortgage Loan provides for negative amortization, has a shared appreciation feature, or other contingent interest feature;

                  (xxiv) each Property is located in the state identified in the Schedule of Mortgage Loans and consists of one or more parcels of real Property with a residential dwelling erected thereon;


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                  (xxv) each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Property is sold without the prior consent of the mortgagee thereunder, except as may be otherwise provided in the Pooling and Servicing Agreement;

                  (xxvi) any advances made after the date of origination of a Mortgage Loan but prior to the Cut-Off Date, have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Schedule of Mortgage Loans. No Note permits or obligates the Master Servicer, the Sub-Servicer or the Sponsor to make future advances to the related Mortgagor at the option of the Mortgagor;

                  (xxvii) to the best knowledge of such Originator, there is no proceeding pending or threatened for the total or partial condemnation of any Property, nor is such a proceeding currently occurring, and each Property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, so as to affect adversely the value of the Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (xxviii) all of the improvements which were included for the purposes of determining the Appraised Value of any Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and, if a title insurance policy exists with respect to such Property, are stated in such title insurance policy and affirmatively insured;

                  (xxix) to the best knowledge of such Originator, no improvement located on or being part of any Property is in violation of any applicable zoning law or regulation; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Property is lawfully occupied under the applicable law;

                  (xxx) with respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Sponsor or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

                  (xxxi) with respect to each Junior Mortgage Loan, either (A) no consent for such Mortgage Loan was required by the holder of the related Senior Lien prior to the making of such Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File;

                  (xxxii) each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. To the best knowledge of such Originator, there is no homestead or other exemption available which materially interferes with the right to sell the related Property at a trustee's sale or the right to foreclose the related Mortgage;

                  (xxxiii) except as provided by paragraph (viii) of this
         Section 5(b), there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the applicable Originator has not waived any default, breach, violation or event of acceleration;

                  (xxxiv) to the best knowledge of such Originator, no instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement and which has been delivered to the Trustee;

                  (xxxv) the credit underwriting guidelines applicable to each Mortgage Loan conform in all material respects to the Originators' or the Sponsor's underwriting guidelines in effect at the time of origination;

                  (xxxvi) all parties to the Note and the Mortgage had legal capacity to execute the Note and the Mortgage and each Note and Mortgage have been duly and properly executed by such parties; and

                  (xxxvii) the related Originator has no actual knowledge that there exist on any Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation.

                  (c) There is no obligation on the part of the Master Servicer, the Originators or any other party to make payments in addition to those made by the Mortgagor except as specified in the Pooling and Servicing Agreement.

                  The Representations and Warranties shall survive the transfer and assignment of the Mortgage Loans to the Trust. Upon discovery by any Originator or the Sponsor of a breach of any of the Representations and Warranties, without regard to any limitation set forth in such Representation or Warranty concerning the knowledge of the related Originator as to the facts stated therein, which breach, in the opinion of the Sponsor, materially and adversely affects the interests of the Sponsor, the Owners or the Certificate Insurer in the related Mortgage Loan or Mortgage Loans, the party discovering such breach shall give prompt written notice to the other party, and the related Originator shall be required to take the remedial actions required by the related Pooling and Servicing Agreement within the time periods required therein. No Originator shall be obliged to act in regard to Mortgage Loans not originated by it. Each Originator hereby acknowledges that a breach of any of the Representations and Warranties listed in paragraphs (iii), (x) and (xvi) of
Section 5(b) materially and adversely affects the interests of the Trust, the related Owners and the Certificate Insurer.

                  SECTION 6 Authorized Representatives. The names of the officers of the Originators and of the Sponsor who are authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of each Originator and of the Sponsor ("Authorized Representatives") are set forth on Exhibit B. From time to time, each Originator and the Sponsor may, by delivering to the Trustee a revised exhibit, change the information previously given, but the Trustee shall be entitled to rely conclusively on the last exhibit until receipt of a superseding exhibit.

                  SECTION 7 Notices. All demands, notices and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given when received by the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

                           If to the Trustee:

                                    Bankers Trust Company of California, N.A.
                                    1761 East St. Andrew Place
                                    Santa Ana, CA  92705
                                    Telecopy:    (714) 247-6000
                                    Telephone:   (714) 247-6009

                           If to any Originator or the Sponsor:

                                    Advanta Mortgage Corp. USA
                                    10790 Rancho Bernardo Road
                                    San Diego, California 92127
                                    Attention:   Mortgage Structured Finance
                                    Telecopy:    (858) 674-3592
                                    Telephone:   (858) 676-3099

                  SECTION 8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws rules applied in the State of New York.

                  SECTION 9 Assignment. No party to this Agreement may assign its rights or delegate its obligations under this Agreement without the express written consent of the other parties, except as otherwise set forth in this Agreement.

                  SECTION 10 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.

                  SECTION 11 Amendment. This Agreement may be amended from time to time by any of the Originators, the Sponsor and the Trustee only by a written instrument executed by such parties and with the prior written consent of each of the other parties hereto and the Certificate Insurer.

                  SECTION 12 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  SECTION 13 No Agency; No Partnership or Joint Venture. Neither the Originators nor the Sponsor is the agent or representative of the other, and nothing in this Agreement shall be construed to make either the Originator nor the Sponsor liable to any third party for services performed by it or for debts or claims accruing to it against the other party. Nothing contained herein nor the acts of the parties hereto shall be construed to create a partnership or joint venture between the Sponsor and the Originator.

                  SECTION 14 Further Assurances. The Originators and Sponsor agree to cooperate reasonably and in good faith with one another in the performance of this Agreement.

                  SECTION 15 The Certificate Insurer. The Certificate Insurer is a third-party beneficiary of this Agreement. Any right conferred to the Certificate Insurer shall be suspended during any period in which the Certificate Insurer is in default in its payment obligation's under the Certificate Insurance Policy. During any period of suspension, the Certificate Insurer's rights hereunder shall vest in the Owners of the Offered Certificates and shall be exercisable by the Owners of at least a majority in Percentage Interest of the Offered Certificates then outstanding. At such time as the Offered Certificates are no longer Outstanding under the Pooling and Servicing Agreement and the Certificate Insurer has been reimbursed for all Insured Payments to which it is entitled under the Pooling and Servicing Agreement, the Certificate Insurer's rights hereunder shall terminate.

                  SECTION 16 Maintenance of Records. Each Originator shall each continuously keep an original executed counterpart of this Agreement in its official records.


                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Transfer Agreement to be duly executed by their respective officers, all as of the day and year first above written.


                                         ADVANTA MORTGAGE RECEIVABLES, INC.,
                                         ADVANTA MORTGAGE CORP. USA,
                                         ADVANTA MORTGAGE CORP. MIDWEST,
                                         ADVANTA NATIONAL BANK,
                                            as Sellers



                                         By:  /S/ Michael Coco
                                            ---------------------------------
                                            Name:  Michael Coco
                                            Title: Vice President


                                         ADVANTA BANK CORP.,
                                            as Seller



                                         By:  /S/ Mark Hales
                                            ---------------------------------
                                            Name:  Mark Hales
                                            Title: President


                                         ADVANTA CONDUIT RECEIVABLES,
                                            INC., as Sponsor



                                         By:  /S/ Michael Coco
                                            ---------------------------------
                                            Name:  Michael Coco
                                            Title: Vice President

                                         BANKERS TRUST COMPANY OF
                                         CALIFORNIA, N.A., as Trustee and
                                         not in its individual capacity



                                         By:  /S/  Hermi Alignay
                                            ---------------------------------
                                            Name:  Hermi Alignay
                                            Title: Assistant Secretary








                       [Mortgage Loan Transfer Agreement]

                                                                       EXHIBIT A


                              CONVEYANCE AGREEMENT


                  Advanta Mortgage Receivables, Inc., Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midwest, Advanta National Bank, and Advanta Bank Corp, (each, an "Originator"), and Advanta Conduit Receivables, Inc., as sponsor (the "Sponsor"), pursuant to the Mortgage Loan Transfer Agreement, dated as of August 1, 2000 (the "Transfer Agreement"), among themselves and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), hereby confirm their understanding with respect to the conveyance by each Originator of those Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Mortgage Loans") to the Sponsor.

                  Conveyance of Mortgage Loans. Each Originator, concurrently with the execution and delivery of this Conveyance Agreement, does hereby irrevocably transfer, assign, set over and otherwise convey to the Sponsor and the Sponsor conveys to the Trustee on behalf of the Advanta Mortgage Loan Trust 2000-2, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Mortgage Loans being conveyed by it, including specifically, without limitation, the Mortgages (as such term is defined in the Pooling and Servicing Agreement, dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), among the Sponsor, the Master Servicer and the Trustee), the Notes, the Mortgage Files and all other documents, materials and properties appurtenant thereto, including all interest accrued and principal received by such Originator on or with respect to such Mortgage Loans on or after the Cut-off Date, together with all of its right, title and interest in and to the proceeds received on or after Cut-off Date of any related Mortgage Insurance Policies.

                  If an Originator cannot deliver the original Mortgage or mortgage assignment with evidence of recording thereon within 75 days of the execution and delivery of this Conveyance Agreement solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, such Originator shall promptly deliver to the Trustee such original Mortgage or mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official.

                  The costs relating to the delivery of the documents specified in this Conveyance Agreement shall be borne by each Originator.

                  The Originators hereby make the Representations and Warranties set forth in Section 5(b) of the Transfer Agreement with respect to the Mortgage Loans.

                  The "Cut-Off Date" with respect to such Mortgage Loans shall be _______,______.

                  All terms and conditions of the Mortgage Loan Transfer Agreement are hereby incorporated herein, provided that in the event of any conflict the provisions of this Conveyance Agreement shall control over the conflicting provisions of the Transfer Agreement.

                  Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Transfer Agreement.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Conveyance Agreement to be duly executed by their respective officers, all as of the 22nd day of August, 2000.


                                           ADVANTA MORTGAGE RECEIVABLES, INC.,
                                           ADVANTA MORTGAGE CORP. USA,
                                           ADVANTA MORTGAGE CORP. MIDWEST,
                                           ADVANTA NATIONAL BANK,
                                              as Originators



                                           By:________________________________
                                              Name:
                                              Title:


                                           ADVANTA BANK CORP.,
                                              as an Originator


                                           By:________________________________
                                              Name:  Mark Hales
                                              Title: President


                                           ADVANTA CONDUIT RECEIVABLES,
                                              INC., as Sponsor


                                           By:________________________________
                                              Name:  Michael Coco
                                              Title: Vice President


                                           BANKERS TRUST COMPANY OF
                                              CALIFORNIA, N.A., as Trustee


                                           By:________________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT B


                           AUTHORIZED REPRESENTATIVES


                  Reference is hereby made to the Mortgage Loan Transfer Agreement, dated as of August 1, 2000 (the "Agreement"), among Advanta Mortgage Receivables, Inc., Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midwest, Advanta National Bank, and Advanta Bank Corp., as originators (the "Originators"), Advanta Conduit Receivables, Inc., as sponsor and Bankers Trust Company of California, N.A., as trustee:

                  The following are the Authorized Representatives for Advanta Mortgage Receivables, Inc., Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midwest, and Advanta National Bank for purposes of the Agreement:

      Name                                                 Title
      ----                                                 -----
Michael Coco                                            Vice President

Susan A. McVeigh                                        Vice President


                  The following are the Authorized Representatives for Advanta Bank Corp. for purposes of the Agreement:

      Name                                                 Title
      ----                                                 -----
Mark Hales                                              President

Kirk Weiler                                             Vice President


                  The following are the Authorized Representatives for the Sponsor for purposes of the Agreement:

      Name                                                 Title
      ----                                                 -----
Michael Coco                                            Vice President

Susan A. McVeigh                                        Vice President



                                       B-1